                                                                     EXHIBIT 4.2

                              First Amendment to
                     Amended and Restated Credit Agreement

          This First Amendment to Amended and Restated Credit Agreement (the "First Amendment" or this "Amendment"), effective as of July 7, 2000 is entered
 ---------------           ---------
into by and among U.S. Concrete, Inc., a Delaware corporation, (the "Company"),
                                                                     -------
the Guarantors signatory hereto under the caption "Guarantors" (together with each other Person who becomes a Guarantor, collectively, the "Guarantors"), the
                                                              ----------
Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and Chase Bank of
                                                -------
Texas, National Association, a national banking association, as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), Bankers Trust
                                           --------------------
Company, as syndication agent, First Union National Bank, as documentation agent, and Bank One, Texas, NA, Branch Banking & Trust Company, Credit Lyonnais New York Branch and The Bank of Nova Scotia, collectively as co-managing agents for the Lenders.

                             Preliminary Statement

          Whereas, the Company, the Guarantors, the Lenders, the Administrative Agent, the syndication agent, the documentation agent and the co-managing agents have entered into that certain Amended and Restated Credit Agreement dated as of February 9, 2000 (said Credit Agreement, as amended and as may be further amended, extended, supplemented or restated from time to time, the "Credit
                                                                    ------
Agreement") under the terms of which the Lenders agreed to make Revolving Credit
---------
Loans to the Company in an amount not exceeding $200,000,000.00; and

          Whereas, the Company has requested the Lenders and the Administrative Agent to amend certain terms of the Credit Agreement; and

          Whereas, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Amendment, provided that each of the Company and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Defined Terms.  (a)  All capitalized terms used in this Amendment
               -------------
and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

               (b)   Amendment to Section 1.01.  Section 1.01 of the Credit
                     -------------------------
     Agreement is hereby amended by restating subsection (e) of the definition of Permitted Investments in its entirety to read as follows (the remainder of the definition of Permitted Investments is unchanged):

               "(e) other advances and loans to officers and employees of the Borrower or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding;".

               (c)   Amendment to Section 1.01.  Section 1.01 of the Credit
                     -------------------------
     Agreement is further amended by adding a new definition, "Bankruptcy Code"
                                                               ---------------
     to read in its entirety as follows:

               "Bankruptcy Code" means Title 11 of the United States Code, as
                ---------------
               amended and in effect from time to time.".

          2.   Ratification.  Each of the Company, as to itself and each
               ------------
Guarantor, and each Guarantor, as to itself, hereby ratifies all of its respective obligations under the Credit Agreement (including the Guaranty contained in Article X thereof) and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party remains in full force and effect and shall continue in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Company or any Guarantor released from any covenant, warranty or obligation created by or contained therein or herein.

          2.   Representations and Warranties. Each of the Company, as to itself
               ------------------------------
and each Guarantor, and each Guarantor, as to itself, hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Company and such Guarantor, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Company or such Guarantor, as the case may be, in accordance with its terms, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except as heretofore otherwise disclosed in writing to the Administrative Agent, (d) no Default exists under the Credit Agreement or under any other Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Company and each Guarantor.

          3.   Conditions to Effectiveness.  This Amendment shall be effective
               ---------------------------
upon the execution and delivery hereof by all parties to the Administrative Agent and receipt by the Administrative Agent of this Amendment.

          4.   Counterparts.  This Amendment may be signed in any number of
               ------------
counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

          5.   Governing Law. This Agreement, all Notes, the other Loan
               -------------
Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

          6.   Final Agreement of the Parties.  THIS AMENDMENT AND THE CREDIT
               ------------------------------
AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                    [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   Company:

                                        U.S. CONCRETE



                                        By:  /s/ Michael W. Harlan
                                             ---------------------
                                             Michael W. Harlan
                                             Senior Vice President

                         Guarantors:

                         AFTM Corporation, a Michigan corporation
                         Atlas Concrete, Inc., an Oklahoma corporation Atlas-Tuck Concrete, Inc., an Oklahoma corporation B.W.B., Inc. of Michigan, a Delaware corporation
                         Baer Concrete, Inc., a New Jersey corporation
                         Beall Concrete Enterprises, Ltd., a Texas limited
                            partnership
                         Beall Industries, Inc., a Texas corporation
                         Beall Management, Inc., a Texas corporation
                         Beall Trucking, Inc., an Oklahoma corporation
                         Carrier Excavation and Foundation Company, a Delaware
                            corporation
                         Central Concrete Supply Co., Inc., a California
                            corporation
                         Concrete XX Acquisition, Inc., a Delaware corporation Corden, Inc., a Michigan corporation
                         Cornillie Fuel & Supply, Inc., a Michigan corporation Cornillie Leasing, Inc., a Michigan corporation
                         Dencor, Inc., a Michigan corporation
                         DYNA, Inc., a Delaware corporation
                         E.B. Metzen, Inc., a Michigan corporation
                         Fendt Transit Mix, Inc., a Michigan corporation
                         Hunter Equipment Company, a Michigan corporation
                         Olive Branch Ready Mix, Inc., a Delaware corporation Opportunity Concrete Corporation, a District of
                            Columbia corporation
                         Premix Concrete Corp., a Delaware corporation
                         R.G. Evans/Associates d/b/a/ Santa Rosa Cast Products
                            Co., a California corporation
                         Ready Mix Concrete Company of Knoxville, a Delaware
                            corporation
                         San Diego Precast Concrete, Inc., a Delaware
                            corporation
                         Stokes Transit Mix, Inc., an Oklahoma corporation Superior Materials Company, Inc., a Delaware corporation
                         Superior Redi-Mix, Inc., a Michigan corporation
                         USC GP, Inc., a Delaware corporation
                         USC Management Co., LP, a Texas limited partnership Western Concrete Products, Inc., a Delaware corporation



                         By:               /s/ Michael W. Harlan
                             ------------------------------------------------
                                               Michael W. Harlan
                                                Vice President

                              Administrative Agent/Lender:
                              ---------------------------

                                   CHASE BANK OF TEXAS,
                                   NATIONAL ASSOCIATION



                                   By:     /s/ James R. Dolphin
                                         ------------------------------------
                                                 James R. Dolphin
                                                 Senior Vice President

                              Syndication Agent/Lender:
                              ------------------------

                                   BANKERS TRUST COMPANY



                                   By:   /s/ Pam Divino
                                        -------------------------------
                                   Name:  Pam Divino
                                   Title: Vice President

                              Documentation Agent/Lender:
                              --------------------------

                                   FIRST UNION NATIONAL BANK



                                   By:   /s/ David C. Hauglid
                                        --------------------------------
                                   Name:  David C. Hauglid
                                   Title: Vice President

                              Lender:
                              ------

                                   BANK OF AMERICA, N.A.,



                                   By:   /s/ William B. Borus
                                        ------------------------------------
                                   Name:  William B. Borus
                                   Title: Senior Vice President

                              Co-Managing Agent/Lender:
                              ------------------------

                                   BANK ONE, TEXAS, N.A.



                                   By:   /s/ John J. Zollinger, IV
                                        ------------------------------------
                                   Name:  John J. Zollinger, IV
                                   Title: Vice President

                              Co-Managing Agent/Lender:
                              ------------------------

                                   CREDIT LYONNAIS
                                   NEW YORK BRANCH



                                   By:   /s/ Robert Ivosevich
                                        ---------------------------------
                                   Name:  Robert Ivosevich
                                   Title: Senior Vice President

                              Co-Managing Agent/Lender:
                              ------------------------

                                   THE BANK OF NOVA SCOTIA



                                   By:   /s/ F. C. H. Ashby
                                        -------------------------------------
                                   Name:  F. C. H. Ashby
                                   Title: Senior Manager Loan Operations

                                   Co-Managing Agent/Lender:
                                   ------------------------

                                   BRANCH BANKING & TRUST COMPANY



                                   By:   /s/ Cory Boyte
                                        ----------------------------------
                                   Name:  Cory Boyte
                                   Title: Vice President

                              Lender:
                              ------

                                   COMERICA BANK



                                   By:   /s/ Mark B. Grover
                                        -------------------------------------
                                   Name:  Mark B. Grover
                                   Title: First Vice President